EXHIBIT-3(i)
------------
                                                          FILED
                                                  IN THE OFFICE OF THE
                                                SECRETARY OF STATE OF THE
                                                     STATE OF NEVADA
                                                       AUG 07 1989
                                         FRANKIE SUE DEL PAPA SECRETARY OF STATE
                                                /s/ Frankie Sue Del Papa
                                         No. 6845-89
                                             -------

                            ARTICLES OF INCORPORATION

                                       of

                                PETRO PLEX, INC.



               KNOW ALL MEN BY THESE PRESENTS:

               That we, the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under and pursuant to the laws of the State of Nevada, and we do hereby certify that:



Article I - NAME

The exact name of this corporation is:


                                PETRO PLEX, INC.


Article II - PRINCIPAL OFFICE AND REGISTERED AGENT

          The principal office and place of business in the State of Nevada of this corporation shall be located at 345 Jorge Way, Henderson, Nevada. The resident agent of the corporation is CLARK, GREENE & ASSOCIATES, LTD., whose address is 5606 So. Eastern Avenue, Las Vegas, Nevada.



Article III - DURATION

          The Corporation shall have perpetual existence.

Article IV - PURPOSES

          The purpose, object and nature of the business for which this corporation is organized are:

                  (a) To engage in any lawful activity, (b) To carry on such business as may be necessary, convenient, or desirable to accomplish the above purposes, and to do all other things incidental thereto which are not forbidden by law or by these Articles of Incorporation.


Article V - POWERS

          The powers of the Corporation shall be those powers granted by 78.060 and 78.070 of the Nevada Revised Statutes under which this corporation is formed. In addition, the corporation shall have the following specific powers:

                  (a) To elect or appoint officers and agents of the corporation and to fix their compensation; (b) To act as an agent for any individual, association, partnership, corporation or other legal entity; (c) To receive, acquire, hold, exercise rights arising out of the ownership or possession thereof, sell, or otherwise dispose of, shares or other interests in, or obligations of, individuals, association, partnerships, corporations, or governments; (d) To receive, acquire, hold, pledge, transfer, or otherwise dispose of shares of the corporation, but such shares may only be purchased, directly or indirectly, out of earned surplus;

          (e) To make gifts or contributions for the public welfare or for charitable, scientific or educational purposes.



Article VI - CAPITAL STOCK

                  Section 1. AUTHORIZED SHARES. The total number of shares which this corporation is authorized to issue is 50,000,000 shares of Common Stock of $.00l par value.

                  Section 2. VOTING RIGHTS OF STOCKHOLDERS. Each holder of the Common Stock shall be entitled to one vote for each share of stock standing in his name on the books of the corporation.

                  Section 3. CONSIDERATION FOR SHARES. The Common Stock shall be issued for such consideration, as shall be fixed from time to time by the Board of Directors. In the absence of fraud, the judgment of the Directors as to the value of any property or services received in full or partial payment for shares shall be conclusive. When shares are issued upon payment of the consideration fixed by the Board of Directors, such shares shall be taken to be fully paid stock and shall be non-assessable. The Articles shall not be amended in this particular.

                  Section 4. STOCK RIGHTS AND OPTIONS. The corporation shall have the power to create and issue rights, warrants, or options entitling the holders thereof to purchase from the corporation any shares of its capital stock of any class or classes, upon such terms and conditions and at such times and prices as the Board of Directors may provide, which terms and conditions shall be incorporated in an instrument or instruments evidencing such rights. In the absence of fraud, the judgment of the Directors as to the adequacy of consideration for the issuance of such rights or options and the sufficiency thereof shall be conclusive.



Article VII - MANAGEMENT

          For the management of the business, and for the conduct of the affairs of the corporation, and for the future definition, limitation, and regulation of the powers of the corporation and its directors and stockholders, it is further provided:

                  Section 1. SIZE OF BOARD. The initial number of the Board of Directors shall be three (3). Thereafter, the number of directors shall be as specified in the Bylaws of the corporation, and such number may from time to time be increased or decreased in such manner as prescribed by the Bylaws. Directors need not be stockholders.

                  Section 2. POWERS OF BOARD. In furtherance and not in limitation of the powers conferred by the laws of the State of Nevada, the Board of Directors is expressly authorized and empowered:

                  (a) To make, alter, amend, and repeal the Bylaws subject to the power of the stockholders to alter or repeal the Bylaws made by the Board of Directors;

                  (b) Subject to the applicable provisions of the Bylaws then in effect, to determine, from time to time, whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the corporation, or any of them, shall be open to stockholder inspection. No stockholder shall have any right to inspect any of the accounts, books or documents of the corporation, except as permitted by law, unless and until authorized to do so by resolution of the Board of Directors or of the stockholders of the Corporation;

                  (c) To authorize and issue, without stockholder consent, obligations of the Corporation, secured and unsecured, under such terms and conditions as the Board, in its sole discretion, may determine, and to pledge or mortgage, as security therefore, any real or personal property of the corporation, including after-acquired property;

                  (d) To determine whether any and, if so, what part of the earned surplus of the corporation shall be paid in dividends to the stockholders, and to direct and determine other use and disposition of any such earned surplus;

                  (e) To fix, from time to time, the amount of the profits of the corporation to be reserved as working capital or for any other lawful purpose;

                  (f) To establish bonus, profit-sharing, stock option, or other types of incentive compensation plans for the employees, including officers and directors, of the corporation, and to fix the amount of profits to be shared or distributed, and to determine the persons to participate in any such plans and the amount of their respective participations.

                  (g) To designate, by resolution or resolutions passed by a majority of the whole Board, one or more committees, each consisting of two or more directors, which, to the extent permitted by law and authorized by the resolution or the Bylaws, shall have and may exercise the powers of the Board;

                  (h) To provide for the reasonable compensation of its own members by Bylaw, and to fix the terms and conditions upon which such compensation will be paid;

                  (i) In addition to the powers and authority hereinbefore, or by statute, expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the laws of the State of Nevada, of these Articles of Incorporation, and of the Bylaws of the corporation.

                  Section 3. INTERESTED DIRECTORS. No contract or transaction between this corporation and any of its directors, or between this corporation and any other corporation, firm, association, or other legal entity shall be invalidated by reason of the fact that the director of the corporation has a direct or indirect interest, pecuniary or otherwise, in such corporation, firm, association, or legal entity, or because the interested director was present at the meeting of the Board of Directors which acted upon or in reference to such contract or transaction, or because he participated in such action, provided that: (1) the interest of each such director shall have been disclosed to or known by the Board and a disinterested majority of the Board shall have, nonetheless, ratified and approved such contract or transaction (such interested director or directors may be counted in determining whether a quorum is present for the meeting at which such ratification or approval is given); or (2) the conditions of N.R.S.
          78.140 are met.

                  Section 4. NAMES AND RESIDENT ADDRESSES. The names and post office addresses of the first Board of Directors which shall consist of three (3) persons, and who shall hold office until their successors are duly elected and qualified, are as follows:

                NAME                                  RESIDENT ADDRESS
          Robert W. Gallman                           1646 Gold Dust Drive
                                                      Sparks, Nevada 89436

          Dennis Evans                                6357 Vicuna
                                                      Las Vegas, Nevada 89102

          Stanley K. Stilwell                         345 Jorge Way
                                                      Henderson, Nevada 89104


                  Section 5. STOCKHOLDERS. There shall be as many directors as stockholders unless there are more than three (3) stockholders. If there are more than three (3) stockholders, then the number of directors shall be as provided in the Bylaws.



Article VIII - PLACE OF MEETING; CORPORATE BOOKS

          Subject to the laws of the State of Nevada, the stockholders and the directors shall have power to hold their meetings, and the directors shall have power to have an office or offices and to maintain the books of the Corporation outside the State of Nevada, at such place or places as may from time to time be designated in the Bylaws or by appropriate resolution.



Article IX - AMENDMENT OF ARTICLES

          The provisions of these Articles of Incorporation may be amended, altered or repealed from time to time to the extent and in the manner prescribed by the laws of the State of Nevada, and additional provisions authorized by such laws as are then in force may be added. All rights herein conferred on the directors, officers and stockholders are granted subject to this reservation.



Article X - INCORPORATOR

          The name and address of the incorporator signing these Articles of Incorporation is as follows:

                NAME                                  POST OFFICE ADDRESS

          Steven K.K. Lum                             5606 S. Eastern Avenue
                                                      Las Vegas, Nevada 89119

 Article XI - LIMITED LIABILITY OF OFFICERS AND DIRECTORS

          Except as hereinafter provided, the officers and directors of the corporation shall not be personally liable to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer. This limitation on personal liability shall not apply to acts or omissions which involve intentional misconduct, fraud, knowing violation of law, or unlawful payments of dividends prohibited by Nevada Revised Statutes Section 78.300.

          IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this 4th day of August, 1989.


                                              /s/ Steven K. K. Lum
                                              ----------------------------------
                                              STEVEN K.K. LUM


STATE OF NEVADA )
                ) ss:
COUNTY OF CLARK )

          On August 4, 1989, personally appeared before me, a Notary Public, Steven K.K. Lum, who acknowledged to me that he executed the foregoing Articles of Incorporation for PETRO PLEX, INC.


[NOTARY STAMP HERE]                           /s/ Patricia L. Groom
                                              ----------------------------------
                                              NOTARY PUBLIC

                                            FILING FEE: $75.00 TS/IES C72245
                                            CLARK, GREENE & ASSOC.
                                            5606 S. EASTERN AVENUE LAS VEGAS, NV
         FILED                                                             89119
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
   STATE OF NEVADA                                          ATTN: DEBBIE AMIGONE
     DEC 31 1990

                                Petro Plex, Inc.
                    ---------------------------------------
                              Name of Corporation

We the undersigned       Ed Mueller                                 and
                    ---------------------------------------
                    President or Vice President

Katrina Booth                             of        Petro Plex, Inc.
---------------------------------------          -------------------------------
Secretary or Assistant Secretary                  Name of Corporation

do hereby certify:

          That the Board of Directors of said corporation at a meeting duly convened and held on the 7 day of November, 1990, adopted a resolution to amend the original articles as follows: Article I is hereby amended to read as follows:

                          Drug Detection Systems, Inc.

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation are 2,700,000; that the said change(s) and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                             /s/ Ed Mueller
                                             --------------------------------
                                             President or Vice President

                                             /s/ Katrina H. Booth
                                             --------------------------------
                                             Secretary or Assistant Secretary

Province       British Columbia    )
                                   ) ss.
County of  Vancouver Canada        )

On 22 November 1990, personally appeared before me, a Notary Public, Ed Mueller who acknowledged that he executed the above instrument.

                                                  /s/ signature
                                                  ---------------------------
                                                  Signature of Notary


                                                  [DEC 31 1990 date stamp]

            FILED
     IN THE OFFICE OF THE
   SECRETARY OF STATE OF THE
        STATE OF NEVADA
          SEP 23 1991
CHERYL A LAU SECRETARY OF STATE
     /s/ Cheryl A Lau
  NO. 6845-89
      -------
                                 CERTIFICATE OF
                     AMENDMENT TO ARTICLES OF INCORPORATION
                                       AND
                       CERTIFICATE OF REDUCTION OF CAPITAL
                                       OF
                           DRUG DETECTION SYSTEMS, INC.
                                                                   [FILED STAMP]


         CHARLES E. PHILLIPS and RONALD A. WALDORF certify:


                 (a) That on September 19, 1991, by Unanimous Written Consent, the Board of Directors of said corporation adopted a resolution to amend the original Articles as follows:

                 Article VI, Section 1 is hereby amended to read as follows:

                 Section 1. Authorized Shares.

                 The total number of shares this corporation is authorized to issue is 10,000,000 shares of Common Stock of $0.OO1 par value.

                 Upon the filing of this Certificate of Amendment to the Articles of Incorporation and Certificate of Reduction of Capital, each outstanding share of the $0.0Ol par value Common Stock is combined and converted into 0.1428571 shares of $0.00l par value Common Stock.

                 (b) That on September 19, 1991, the Board of Directors of said corporation, by Unanimous Written Consent also adopted the following resolution:

                       RESOLVED, that the capital of this Corporation shall be reduced by $11,201.14, being the par value of the shares being eliminated in the reverse stock split.

                 (c) The number of shares of the corporation outstanding and entitled to vote in an amendment to the Articles of Incorporation and Reduction in Capital are 13,068,000, that such changes, amendments and reduction in capital have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of outstanding stock entitled to vote thereon pursuant to Section 78.320,

         78.390 and 78.415 of the Nevada General Corporation Law and pursuant to such Section 78.320, notice was given pursuant to Section 78.320(5).


                                              /s/ Charles E. Phillips
                                              ----------------------------------
                                              CHARLES E. PHILLIPS
                                              President



                                              /s/ Ronald A. Waldorf
                                              ----------------------------------
                                              RONALD A. WALDORF
                                              Secretary

            FILED
     IN THE OFFICE OF THE
   SECRETARY OF STATE OF THE
        STATE OF NEVADA
          JUL 14 1993
CHERYL A LAU SECRETARY OF STATE
     /s/ Cheryl A Lau
      6845-89
      -------

                           CERTIFICATE OF AMENDMENT TO

                          ARTICLES OF INCORPORATION OF

                          DRUG DETECTION SYSTEMS, INC.



          THE UNDERSIGNED, being the President and Secretary of DRUG DETECTION SYSTEMS, INC., hereby certify that by the unanimous consent of the Directors of the Corporation (by a Resolution in Lieu of a Directors Meeting dated the 21st day of May, 1993), and by the unanimous consent of the Shareholders of all of the issued and outstanding shares of the corporation (by a Resolution of a Shareholders Meeting, dated the 21st day of May, 1993) Article I of the Corporation's Articles of Incorporation has been deleted and the following Amendment to the Corporation's Articles of Incorporation has been approved as the new Article I of said Articles:

                The name of the corporation is:

                               EYE DYNAMICS, INC.



DATED:  June 18, 1993.

                                              /s/ Charles Phillips
                                              ----------------------------------
                                              CHARLES PHILLIPS, President


                                              /s/ Ron Waldorf
                                              ----------------------------------
                                              RON WALDORF, Secretary

                                 CERTIFICATE OF

                     AMENDMENT TO ARTICLES OF INCORPORATION

                                       OF

                               EYE DYNAMICS, INC.


              CHARLES E. PHILLIPS, President, certifies:

          (a) That on October 22, 1997, the Shareholders adopted a resolution previously approved by the Board of Directors, to amend the Articles as follows:

          Article VI, Section 1 is hereby amended to read as follows:

                 Section 1. Authorized Shares.

                 The total number of shares this corporation is authorized to issue is 50,000,000 shares of Common Stock of $0.001 par value.

          (b) The number of shares of the corporation outstanding and entitled to vote in an amendment to the Articles of Incorporation are 6,570,860, and that such amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of the outstanding stock entitled to vote thereon pursuant to Section 78.320, 78.390 and 78.415 of the Nevada General Corporation Law and pursuant to such Section 78.320, notice was given pursuant to Section 78.320 (5)


                                              /s/ Charles E. Phillips
                                              ----------------------------------
                                              CHARLES E. PHILLIPS
                                              President

Dean Heller                   STATE OF NEVADA                 Telephone 702.687.5203
Secretary of State     OFFICE OF THE SECRETARY OF STATE       Fax       702.687.3471
[FILED STAMP]             101 N. CARSON ST., STE. 3           Web site http://sos.state.nv.us
                        CARSON CITY, NEVADA 89701-4786        Filing Fee:

             Certificate of Amendment to Articles of Incorporation
             -----------------------------------------------------
                         For Profit Nevada Corporations
                         ------------------------------
         (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
                             - Remit in Duplicate -

1. Name of corporation: EYE DYNAMICS, INC.        # 6845-89
                        --------------------------------------------------------
                        2301 W. 205th St., #106   Torrance, CA  90501
--------------------------------------------------------------------------------

2. The articles have been amended as follows (provide article numbers, if available):
          Article VI, Section 1 Authorized Shares Amended as follows:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
               The total number of shares this corporation
--------------------------------------------------------------------------------
               is authorized to issue is 50,000,000 shares
--------------------------------------------------------------------------------
               of Common Stock of $0.001 par value.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: a majority.
                                                       -----------

4. Signatures:

/s/ Charles E. Phillips                       /s/ R. Waldorf
----------------------------------            ----------------------------------
President or Vice President                   Secretary or Asst. Secretary
(acknowledgment required)                     (acknowledgment not required)
CHARLES E. PHILLIPS                           RONALD A. WALDORF
State of:   CALIFORNIA
          ------------------------
County of:  LOS ANGELES
          ------------------------
This instrument was acknowledged before me on
November 24, 1998, by
-----------------
Charles E. Phillips  (Name of Person)
-------------------
as President
   -------------------------------
as designated to sign this certificate
of
   -------------------------------
(name on behalf of whom instrument was executed)

/s/ Brainard A. Takiguchi
----------------------------------           [NOTARY STAMP]
     Notary Public Signature

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT - Failure to include any of the above information and remit the proper fees may cause this filing to ...